Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned, Marc Lifshin, hereby constitutes and appoints Adam Grant, Merritt Poole, and/or Colin Armstrong of Core University Living Real Estate Income Trust (the “Company”) as the undersigned’s true and lawful attorney-in-fact to:

1.

prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (“SEC”) any documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;

2.

execute for and on behalf of the undersigned, in the undersigned’s capacity as a director or officer of the Company, Forms 3, 4 and 5, and any amendments thereto (the “Section 16 Reports”), in accordance with Section 16(a) of the Exchange Act and the rules thereunder (the “Section 16 Law”);

3.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section 16 Reports and any documents necessary to enable the undersigned to make electronic filings with the SEC in connection with such reports, and file (or cause to be filed) the same with the SEC; and

4.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Section 16 Law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to sign any Section 16 Reports with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company. In affixing his signature to this Power of Attorney, the undersigned hereby revokes any and all previously executed Powers of Attorney for the same or similar purposes.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of June, 2026.

Signature:	/s/ Marc Lifshin

Name:	Marc Lifshin

/s/ Eryn Kurdys
Notary Public

Eryn Kurdys
Printed

My Commission Expires:

11/17/2029

Signature Page to Power of Attorney